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                                                            EXHIBIT NO. 99.1(d)


                              MFS SERIES TRUST IX

                       FORM OF CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

              REDESIGNATION OF CLASS R1 SHARES AND CLASS R2 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R1 and Class R2 shares (as defined in the Declaration) of MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, as follows:

         The class of shares previously designated as "Class R1 Shares" shall be redesignated as "Class R Shares," and the class of shares previously designated as "Class R2 Shares" shall be redesignated as "Class R3 Shares."
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____th day of _______, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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Lawrence H. Cohn                           Robert J. Manning
45 Singletree Road                         13 Rockyledge Road
Chestnut Hill MA  02467                    Swampscott MA  01907


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David H. Gunning                           Lawrence T. Perera
2571 N. Park Blvd.                         18 Marlborough Street
Cleveland Heights OH  44106                Boston MA  02116


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William R. Gutow                           Robert C. Pozen
3 Rue Dulac                                9 Arlington Street
Dallas TX  75230                           Boston MA  02116


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Michael Hegarty                            J. Dale Sherratt
177 Old Briarcliff Road                    86 Farm Road
Briarcliff Manor NY  10510                 Sherborn MA  01770


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J. Atwood Ives                             Laurie Thomsen
17 West Cedar Street                       235 Nashawtuc Road
Boston MA  02108                           Concord MA  01742


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Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455